                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80959) of Conoco Inc. of our report dated May 17,2001 relating to the financial statements of the Thrift Plan for Retail Employees of Conoco Inc., which appears in this Form 11-K.



PRICEWATERHOUSECOOPERS LLP
Houston, Texas
June 7, 2001